Exhibit 99.1

INFORMATION ABOUT STREAMEX AND THE SHARE EXCHANGE

The below is an overview of Streamex’s business and certain other information about Streamex that may be relevant to investors. For purposes of this section the words “we,” “our,” “us,” “Streamex” and the “Company” refers to Streamex.

Overview

Streamex Exchange Corporation (the “Company” or “Streamex”) was incorporated on April 5, 2024 under the laws of British Columbia. On May 14, 2024, the Company changed its name from “Streamx Exchange Corporation” to “Streamex Exchange Corporation.” The Company’s corporate office and registered records office are located at 1111 West Hastings Street, Floor 15, Vancouver, BC, Canada V6E 2J3.

Following the acquisition of Streamex on May 23, 2025 (the “Share Exchange”), BioSig Technologies, Inc. (“BioSig”), the parent entity of Streamex, now operates two principal business segments: (i) healthcare innovation through our PURE EP™ platform and ViralClear BioSciences, and (ii) tokenized finance and real-world asset (“RWA”) digitization through Streamex. Please see BioSig’s Current Report on Form 8-K filed on May 27, 2025 and the documents incorporated by reference therein for a full description of the Share Exchange.

Streamex is developing a blockchain-based technology platform intended to support the tokenization of real-world assets, including future production contracts, royalties, and other physical asset interests. The Company aims to operate as an infrastructure provider, enabling the future issuance, trading, and custody of digital tokens backed by tangible commodities, beginning with gold. The platform remains under development and has not yet launched or facilitated any asset tokenization or exchange activity.

Business Model

Nature of Operations

Streamex is a software development company focused on building advanced digital infrastructure for the tokenization and exchange of commodity-linked financial products. The Company combines proprietary intangible assets, a skilled workforce, and a structured operational framework created to produce outputs in the form of:

●	Tokenized Real-World Assets (RWAs).

●	Decentralized exchange infrastructure.

●	Private placement and capital markets access platforms.

●	Gold denominated structured products.

These outputs are expected to enable monetization through multiple fee-based and recurring revenue models across the commodity and digital asset lifecycle.

Streamex Revenue Streams

Streamex’s revenue model consists of the following core business lines:

1.	Tokenization of Real-World Assets (RWAs): Streamex seeks to enable the digital transformation of tangible and intangible assets—such as future gold deliveries, royalties, and real estate—into blockchain-based tokens. Revenue is generated through:

○	Issuance fees on new token creation;

○	Secondary trading and exchange-related transaction fees; and

○	Platform access and usage fees.

2.	Exchange Infrastructure: Streamex will operate a compliant digital exchange for trading tokenized assets. The platform supports listing, custody, and liquidity mechanisms for RWAs. Revenue streams include:

○	Transaction and trading fees;

○	Listing fees for new tokens; and

○	Liquidity provisioning incentives and spreads.

3.	Private Placement and Capital Markets Access: Streamex intends to offer access to tokenized instruments representing private placements and structured deals for institutional and qualified investors. Revenue sources include:

○	Underwriting and origination fees;

○	Placement agent fees; and

○	Subscription-based services and investor access products.

For the three months ended March 31, 2025, Streamex generated approximately $200,000 in revenue. The Company anticipates continued revenue growth following the Share Exchange, supported by increased issuance activity, platform usage, and capital deployment.

Our Strategy

Streamex’s initial product offering is intended to be a tokenized gold financing program, whereby it will enter into pre-buy contracts with mining operators for the future delivery of gold. In these arrangements:

●	The gold producer receives upfront funding from Streamex.

●	Streamex obtains the contractual right to receive a defined volume of gold at maturity.

●	The delivery rights are tokenized and issued to investors as blockchain-based volumetric claims.

●	The tokens are tradable and settleable globally, with holders bearing the full economic risk and return associated with changes in gold prices and mine performance.

Streamex expects to earn revenue through origination fees, token sale spreads, and treasury capital redeployment, while operating with minimal direct exposure to commodity price risk.

Growth Strategy

Streamex plans to scale its operations through:

●	Increasing the number and volume of tokenized gold contracts.

●	Launching a secondary marketplace to improve token liquidity.

●	Expanding the platform to support additional asset classes such as industrial metals, energy royalties, and other RWAs.

●	Partnering with institutional market participants for underwriting, syndication, and capital markets integration.

The Company also intends to scale its internal treasury strategy, re-deploying capital across multiple token issuance cycles per year to increase gold-linked asset holdings and maximize capital efficiency.

Regulatory and Compliance

Streamex’s operations are subject to a complex and evolving landscape of domestic and international laws and regulations applicable to digital assets, securities, commodities, and financial services. As a company that will engage in the issuance and facilitation of tokenized commodity-based financial products, Streamex must comply with regulations in multiple jurisdictions that govern:

●	Securities issuance and trading;

●	Commodity forward contracts and derivatives;

●	Anti-money laundering (AML) and know-your-customer (KYC) compliance;

●	Custody and transfer of digital assets; and

●	Market structure, broker-dealer, and exempt market dealer requirements.

Streamex currently holds a minority interest in a Canadian Exempt Market Dealer license and may exercise an option to acquire control of that license in the future. Streamex is not currently registered or licensed to offer securities or commodities in the United States or any jurisdiction outside of Canada. The Company may expand to offering tokens outside of Canada in the future, including in the U.S., subject to obtaining the appropriate regulatory approvals, registrations, or no-action relief from securities or commodities regulators.

Tokens proposed to be issued through the Streamex platform are expected to be securities under applicable U.S., Canadian, and international securities laws. Accordingly, any future token issuance will be subject to the full scope of regulatory compliance applicable to securities offerings, including offering registration or reliance on private placement exemptions, compliance with know-your-customer (KYC) and anti-money laundering (AML) protocols, and broker-dealer or exchange-related regulations.

Technology Platform

Streamex’s proprietary tokenization protocol supports:

●	Asset onboarding and digitization

●	Smart contract enforcement

●	Investor onboarding (with AML/KYC)

●	Trading, settlement, and compliance workflows

The Company seeks to actively develop features such as real-time proof-of-reserves dashboards, physical redemption protocols, and third-party custodial integrations.

Seasonality

Our business may be subject to certain seasonal trends that could affect operating results and capital deployment patterns. In particular, Streamex’s platform activity and revenue generation may be influenced by:

●	Commodity market cycles: Gold trading volumes and investor demand historically exhibit seasonal strength in the first and fourth quarters, coinciding with macroeconomic events, fiscal year-end planning, and cyclical demand from institutional investors. These periods may correspond to increased issuance of gold-backed tokens and higher platform activity.

●	Capital markets activity: Private placements and structured product issuance often rise in the first half of the calendar year, aligning with corporate planning cycles and institutional capital allocations. This may impact our capital markets access and origination revenue.

●	Operational and settlement lags: Due to the nature of forward delivery contracts and tokenized asset structuring, Streamex’s recognition of revenue may reflect project origination or token settlement cycles rather than constant month-to-month issuance, resulting in periodic lumpiness in revenues and expenses.

●	Holiday and calendar effects: Platform usage may be lower during summer months and major holiday periods due to reduced institutional activity and gold market closures, particularly in North America and Europe.

While these trends may impact short-term results, our long-term revenue visibility is tied to strategic issuance cycles, treasury deployment opportunities, and the overall growth of tokenized real-world asset markets. As the platform matures and token liquidity deepens, we expect these seasonal effects to moderate.

Competition

Large financial firms are entering the RWA tokenization arena:

●	Pax Gold (PAXG) issues gold-backed tokens, redeemable one-for-one for physical gold stored in LBMA vaults, with ~$810M market cap.
●	Securitize, Inc., a regulated issuer of security tokens, has enabled ~$4B+ in tokenized assets (including tokenized treasury and equity funds) using regulated infrastructure.
●	Tradeweb and other institutional platforms are integrating blockchain capabilities into conventional markets, complementing the trend.

Other RWA tokenization platforms—e.g., Tokeny, Polymesh, and Spydra—span real estate, carbon credit, and commodities segments, reflecting broadening market demand. This evolving landscape validates Streamex’s initiative while highlighting the need for strong competitive positioning.

Employees

As of March 31, 2025, Streamex employed a core team of technical, operational, and executive professionals based in Vancouver, British Columbia. The Company’s workforce consists of 1 full time employees and 5 independent contractors, which includes blockchain engineers, software developers, financial analysts, and professionals with expertise in commodity structuring and tokenization. This team supports Streamex’s software development, token issuance, compliance, and capital markets initiatives.

Streamex’s human capital model emphasizes operational agility and cost discipline. Streamex’s ability to execute on its strategic plan is dependent on the continued contributions of its highly skilled team. None of the Company’s employees are represented by a labor union, and the Company has experienced no labor-related disruptions. Management believes its employee and contractor relations are strong and that the Company is well-positioned to scale its workforce to meet operational demands as it expands its platform and tokenization activities.

Risk Factors Relating to Streamex and the Share Exchange

Our business operations are subject to numerous risks and uncertainties, including those discussed below, many of which are outside of our control, that could materially and adversely affect our business, financial condition, and results of operations. The risks and uncertainties described below are not the only ones that may affect us; additional risks that we currently consider immaterial, or of which we may currently be unaware, may also materially and adversely affect us.

Risks Related to Streamex’s Business and Industry

Our financial results and the market price of our common stock may be adversely affected by fluctuations in the price of gold and the volatility inherent in digital asset markets.

Through Streamex, we are actively developing and deploying a blockchain-based platform for the tokenization of real-world assets (“RWAs”), with an initial focus on gold-backed digital tokens. These tokens are intended to be backed by forward delivery contracts with gold producers and represent volumetric claims on future physical gold deliveries. As a result, the value proposition of these tokens—and the underlying demand from investors—is inherently linked to prevailing and expected future prices of gold.

While Streamex seeks to operate as a technology platform and facilitator—earning revenue through token issuance, platform usage, and transaction fees—our exposure to gold-linked digital assets introduces indirect but material risk. If the price of gold declines materially or becomes more volatile, demand for tokenized gold products may decrease, impairing our ability to successfully issue new tokens or generate secondary market activity. In addition, lower gold prices may increase counterparty risk among our gold producer partners, potentially leading to delivery defaults or contractual disputes that could harm our reputation and operations.

Moreover, Streamex’s tokens are structured as digital assets and are subject to broader volatility and uncertainty inherent in the digital asset and blockchain ecosystem. This includes risks related to token pricing, investor adoption, smart contract execution, liquidity, regulatory scrutiny, cyber threats, and custodial integrity. The performance of our gold tokenization strategy may be further affected by sentiment across the broader digital asset market, regardless of the performance of gold itself.

As Streamex scales its balance sheet and operational footprint in support of its gold strategy, our consolidated financial results may increasingly reflect the performance of this line of business. Accordingly, any sustained disruption in the gold market or deterioration in investor confidence in digital asset–linked products could materially and adversely affect our financial condition, operating results, and the market price of our common stock.

Our gold-linked tokenization and treasury strategy may expose us to complex liquidity risks across both traditional and digital asset markets, which could adversely affect our financial results.

Through Streamex, we intend to deploy a capital strategy that includes purchasing Pre-buy gold delivery contracts and issuing tokenized representations of those interests. This model seeks to maintain a long gold position and redeploy capital across multiple issuance cycles per year to generate enhanced returns. However, this approach introduces liquidity management challenges that may impact our financial performance.

The gold market, while historically liquid, can be subject to temporary dislocations caused by geopolitical events, macroeconomic shocks, or supply chain disruptions. Similarly, emerging token markets—particularly those involving newly issued or bespoke digital assets—often exhibit reduced trading volumes, fragmented order books, and dependence on limited market makers or exchange infrastructure. These structural limitations may prevent timely exits or settlements, or may result in price slippage, widening spreads, or delayed conversions between tokenized assets and fiat currency.

Additionally, our capital recycling model assumes that tokens will be consistently issued, monetized, and reallocated across asset cycles. If investor demand softens, market infrastructure fails to scale, or counterparties default on delivery obligations, we may be forced to hold gold-linked assets for longer than expected, reducing liquidity, delaying revenue recognition, and potentially impairing balance sheet efficiency.

These liquidity risks, across both traditional bullion markets and tokenized asset venues, may limit our ability to execute our gold strategy effectively. If we are unable to timely deploy or rotate capital, or if our token products fail to achieve meaningful market traction, our financial results, cash flows, and overall operating performance could be materially and adversely affected.

We operate in the highly competitive gold market, and established market participants with greater resources, regulatory positioning, or brand recognition may outperform us.

Streamex seeks to operate within the global gold market, a highly competitive industry dominated by well-established financial institutions, bullion banks, ETF sponsors, precious metals dealers, and newer entrants offering gold-backed digital assets. Many of these participants possess significantly greater financial resources, broader market access, deeper liquidity, established regulatory frameworks, and longstanding relationships with institutional investors and mining counterparties.

We also may face emerging competition from blockchain-native platforms offering gold-linked tokens or decentralized finance (DeFi) products that may offer alternative value propositions or pricing advantages. Some of our competitors may already have physical custody infrastructure, tokenized offerings, or secondary markets in place, whereas our platform remains in development. In addition, we may face competition from traditional gold investment products such as exchange-traded funds (ETFs), futures contracts, and bullion dealers, which are already widely accepted by retail and institutional investors.

If we are unable to successfully differentiate our platform, build user trust, secure high-quality counterparties, or scale liquidity in our tokenized offerings, we may not be able to compete effectively. Any failure to compete successfully could adversely affect our ability to grow our market share, attract capital to our platform, or generate sustainable revenue, which would have a material and adverse effect on our business, financial condition, and results of operations.

Evolving regulatory requirements for gold trading and cross-border transactions may increase our compliance costs and could restrict or delay our operations.

Streamex’s business model involves tokenizing contractual interests in future gold deliveries and facilitating their issuance and transfer through a blockchain-based platform. This activity spans multiple regulated domains, including commodity trading, securities issuance, and digital asset markets, each of which is subject to evolving and potentially conflicting regulatory frameworks across jurisdictions.

In particular, physical gold transactions—especially those that involve international movement, pre-buy contracts, forward contracts, or financial structuring—are subject to a range of local and cross-border regulatory regimes. These include anti-money laundering (AML) and know-your-customer (KYC) requirements, import/export controls, sanctions screening, and gold traceability obligations, all of which may become more stringent as regulators focus on precious metals as a store of value in volatile markets.

Simultaneously, tokenized representations of gold delivery rights are likely to be classified as securities in many jurisdictions, including Canada and the United States, subjecting our platform to securities registration requirements, prospectus exemptions, and potential enforcement action if deemed non-compliant. As we onboard investors, counterparties, and exchanges in different countries, we must assess and adhere to multiple legal frameworks, including those applicable to broker-dealers, ATS operators, stablecoin providers, and custodial service providers.

The regulatory environment for tokenized commodities and cross-border digital assets remains fluid. New legislation or guidance from regulators such as the SEC, FINTRAC, FCA, MAS, or IOSCO could impose additional disclosure, reporting, registration, or licensing requirements on our business, including on our smart contracts, custody relationships, or token design. Meeting these evolving obligations may result in significant compliance costs, delays in product rollout, or restructuring of token features.

Failure to anticipate or comply with applicable laws and regulations could limit our ability to offer products in certain jurisdictions, subject us to enforcement actions or fines, or require us to unwind existing transactions. Any such regulatory developments could materially and adversely affect our business, platform scalability, and financial performance.

Our ability to execute our business plan depends on the successful development, deployment, and commercialization of blockchain-based enterprise solutions for tokenized commodities, on-chain commodity markets, and treasury management, which may not materialize as expected.

Streamex’s business model relies on the development and successful commercialization of blockchain-enabled infrastructure that supports the tokenization of real-world assets—beginning with gold—and the creation of on-chain commodity trading systems and treasury management strategies. Our ability to generate revenue and scale operations depends on the timely and functional integration of multiple technical, legal, and market-facing components, including:

●	Smart contracts capable of enforcing gold delivery claims;

●	Regulatory-compliant token issuance and transfer mechanics;

●	Scalable custody and proof-of-reserves solutions;

●	A compliant trading platform with liquidity support;

●	Institutional-grade treasury infrastructure for token settlement and redeployment.

Despite our early progress, none of our blockchain-based token offerings or smart contracts are yet live. The systems required to tokenize commodity flows and support digital secondary market infrastructure remain under development. There can be no assurance that our technology will function as intended, meet security or audit standards, or be accepted by market participants. Delays, bugs, third-party integration failures, or regulatory design flaws may materially impair our ability to bring products to market or to meet investor expectations.

Moreover, widespread commercial acceptance of tokenized commodity assets—particularly those not offering direct legal title to physical bullion—is uncertain and may depend on user familiarity, platform trust, macroeconomic conditions, and evolving regulatory support. Even if we successfully deploy our core infrastructure, user adoption may lag or institutional counterparties may hesitate to participate in a new digital settlement framework.

If we are unable to successfully design, launch, or scale our blockchain enterprise solutions—or if these solutions fail to gain sufficient traction among mining companies, custodians, market makers, or institutional investors—our ability to execute our strategic plan and generate sustainable revenue may be materially and adversely affected.

Changes in laws and regulations, including increased regulation of blockchain technologies and digital assets, may adversely affect our business, product development, and compliance obligations.

The legal and regulatory environment applicable to blockchain-based platforms, digital asset issuance, and tokenized financial products is rapidly evolving. Streamex’s business involves the creation and distribution of tokenized claims on physical commodities through blockchain infrastructure. This structure intersects with regulatory regimes governing securities, commodities, financial services, payments, data privacy, and cross-border transactions. Any material change in applicable laws, regulatory guidance, or enforcement priorities could adversely affect our operations, increase compliance burdens, or require us to modify, delay, or cancel certain product offerings.

In particular, governments and regulatory agencies globally—including the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission, the Canadian Securities Administrators, and other international bodies—have signaled increased scrutiny over blockchain-based activities. Areas of focus include the classification of digital tokens as securities, the registration of platforms as broker-dealers or alternative trading systems (ATS), custody and safekeeping standards, and anti-money laundering (AML) compliance. Heightened regulation could also affect how smart contracts are governed, how token transfers are tracked, and how compliance responsibilities are allocated among issuers, custodians, and technology providers.

Changes in applicable law could impose new licensing or registration requirements, require changes to our token architecture, restrict our ability to engage in cross-border token sales, or subject our personnel or counterparties to additional oversight. In addition, regulatory developments may outpace technological adaptation, resulting in uncertainty or fragmentation that inhibits innovation or market adoption.

Complying with new or modified regulatory regimes could require significant legal, operational, and technical resources. Failure to comply—or perceived non-compliance—with applicable regulatory requirements may result in fines, enforcement actions, product delays, reputational harm, or even the inability to operate in certain jurisdictions. Any such developments could materially and adversely affect our business, prospects, and financial condition.

Our platform may fail to achieve market adoption or effectively address key inefficiencies in the traditional gold and commodities markets.

Streamex’s business model is predicated on the belief that blockchain-based tokenization can address long-standing inefficiencies in the gold and broader commodities markets—such as limited access to production financing, lack of real-time settlement infrastructure, illiquidity of physical delivery contracts, and restricted investor access. However, there is no assurance that our platform will gain traction among miners, institutional investors, traders, or other key market participants.

Many participants in the traditional gold market operate within established commercial relationships, regulatory frameworks, and settlement processes that may be resistant to change or skeptical of blockchain-based alternatives. Institutional investors may be slow to embrace smart contract–enforced claims, particularly those that do not confer direct legal title to physical assets. Similarly, mining counterparties may prefer traditional financing models, and existing exchanges may be unwilling to support tokens issued through non-traditional mechanisms.

Even if the technology performs as intended, our platform may fail to differentiate itself meaningfully from other gold-backed token offerings or digital asset infrastructure providers, several of whom already have established user bases, liquidity, and regulatory licenses. Without sustained user engagement and ecosystem development, Streamex may struggle to reach commercial scale or justify its infrastructure investment.

If we are unable to demonstrate compelling advantages over traditional commodity market solutions—or if potential users are unwilling to change entrenched behaviors—our platform may not achieve meaningful adoption, which would materially and adversely affect our business prospects, financial performance, and growth trajectory.

Our gold-focused tokenization strategy will subject us to enhanced regulatory oversight across securities, commodities, and precious metals regimes, which may increase our compliance burdens and limit operational flexibility.

Streamex’s core business strategy involves the issuance of tokenized pre-buy or forward contracts representing claims on future physical gold deliveries. This hybrid structure—combining elements of traditional commodity finance with blockchain-based digital asset issuance—triggers overlapping regulatory frameworks that are subject to heightened scrutiny from global regulators.

In particular, gold markets are subject to extensive regulation related to sourcing, trading, delivery, and custodianship. Regulatory bodies such as the London Bullion Market Association (LBMA), the Financial Transactions and Reports Analysis Centre of Canada (FINTRAC), the U.S. Department of the Treasury, and various central banks impose rules around gold purity standards, provenance, anti–money laundering (AML), and sanctions compliance. Our partnerships with bullion custodians, reliance on forward delivery arrangements, and participation in global trade flows may trigger reporting, licensing, and inspection obligations under these frameworks.

In parallel, the tokenization of gold-linked instruments is expected to be treated as the issuance of securities in most jurisdictions, subjecting Streamex to securities laws, including prospectus exemptions, resale restrictions, investor suitability rules, and ongoing disclosure obligations. In the U.S., Canada, and elsewhere, regulators have signaled increased oversight of digital asset instruments, especially those that function as investment contracts or derivative-like structures.

Given the nature of our gold strategy—which spans physical commodities, token issuance, and decentralized infrastructure—we anticipate enhanced regulatory oversight from multiple authorities across jurisdictions. This may include periodic audits, product-level reviews, cross-border compliance restrictions, and the potential need for broker-dealer, alternative trading system (ATS), or commodity pool operator (CPO) registrations. In some cases, new or revised rules could require us to alter token design, restrict certain investor types, or suspend offerings in affected jurisdictions.

Complying with these layered regulatory obligations will require significant legal, technical, and financial resources. Failure to meet applicable standards—or regulatory determinations that contradict our structural assumptions—could result in enforcement actions, civil or criminal penalties, loss of licensure, reputational harm, or business disruption. As a result, our gold strategy may expose us to enhanced compliance risks and may materially and adversely affect our ability to operate, scale, or compete effectively.

Discrepancies between token volume entitlements and actual gold delivery may lead to valuation uncertainty, settlement delays, and reputational harm.

Streamex’s gold-backed tokens represent contractual entitlements to specified quantities of future gold deliveries under forward production agreements with mining counterparties. Unlike standardized futures—which benefit from daily mark-to-market processes and centralized clearing—these OTC forward-style contracts lack standardized intermediaries and are custom-tailored to each issuance. As a result, tokenholders rely heavily on counterparty performance and accurate reserve accounting.

Tokenholders expect a one-to-one correspondence between tokens held and ounces of delivered gold. However, operational shortfalls, supplier underperformance, logistical setbacks, assay discrepancies, or external disruptions (e.g., regulatory or force majeure events) may impair Streamex’s ability to fulfill volumetric entitlements. Unlike futures markets, there is no daily margining, so any shortfall is realized only at settlement.

In the context of tokenized digital assets, settlement risk is exacerbated when settlement finality on-chain does not align with actual asset delivery off-chain. According to the Bank for International Settlements (BIS), token arrangements can introduce mismatches between token issuance, asset availability, and transfer finality—raising risk around incomplete settlement.

If Streamex cannot deliver the full gold volumes represented by its tokens—or if deliveries are delayed—tokenholders may experience difficulty redeeming tokens, confront valuation discrepancies, and lose confidence in the platform. Such issues could erode secondary market liquidity, prompt margin or reserve adjustments, and trigger reputational or regulatory scrutiny. Ultimately, these challenges could materially impair our business model, financial condition, and long-term growth potential.

The concentration of our holdings and strategy in gold may amplify the risks inherent in our business model and expose us to adverse market and operational developments.

Streamex’s intended tokenization and treasury strategy may be heavily concentrated in gold. A substantial portion of our revenue model, investor offering, and balance sheet exposure in likely to be tied to the forward acquisition, tokenization, and settlement of gold-based assets. While gold is traditionally viewed as a stable store of value, such concentration will enhance our exposure to a single asset class and a narrow set of market and operational risks.

Gold markets are subject to a range of external forces including macroeconomic policy shifts, inflation expectations, interest rate volatility, geopolitical instability, and currency fluctuations. Any adverse developments in these areas—such as sustained declines in gold prices, weakening institutional demand, or tightening of physical delivery infrastructure—could materially impact the perceived value of our tokenized products and reduce investor demand.

Additionally, our reliance on a limited number of mining counterparties and custodial partners to secure, deliver, and safeguard the underlying gold creates additional counterparty and operational concentration risks. Any delivery failures, disputes over assay or purity, vaulting limitations, or insurance shortfalls could have disproportionate effects on our token programs and financial stability.

Unlike diversified financial institutions or asset managers, Streamex has not yet expanded into other commodities or asset classes, which limits our ability to hedge or offset commodity-specific shocks. Until we achieve broader asset diversification or launch a multi-asset tokenization strategy, our strategic focus on gold will continue to heighten our vulnerability to gold-specific pricing, supply, and market confidence risks.

Such concentration may impair our liquidity, restrict capital rotation, increase volatility in our platform, and reduce investor confidence—all of which could materially and adversely affect our business, financial results, and long-term prospects.

Our gold holdings will be significantly less liquid than cash and cash equivalents and may not serve as a reliable source of liquidity in times of need.

As part of our asset-backed token issuance model, Streamex anticipates holding a substantial portion of its assets in physical or reserved gold—whether directly, through special purpose vehicles, or under forward delivery arrangements with mining counterparties. While gold is widely regarded as a store of value, it lacks the immediate liquidity and transactional flexibility of cash or cash equivalents, particularly in a corporate treasury context.

Unlike cash, which can be deployed immediately to satisfy operational expenses, service debt, or meet regulatory obligations, gold holdings may require conversion through third-party custodians, sales in potentially illiquid or volatile markets, or settlement of contractual obligations over extended periods. Additionally, when gold is tied up in structured forward contracts or token reserves, we may face legal or practical constraints on its conversion or redeployment, particularly during times of market stress or when platform users seek redemption or exit en masse.

If Streamex or its parent company BioSig encounters liquidity needs that exceed the available cash on hand, the reliance on gold or tokenized gold reserves may limit our ability to respond rapidly. This could impair our capacity to meet obligations, delay strategic execution, or require unfavorable asset liquidations. These risks may be further exacerbated in periods of gold market disruption, reduced token liquidity, or custodial access constraints.

As a result, the presence of gold holdings on our balance sheet should not be viewed as equivalent to cash or near-cash instruments. Our reliance on less liquid assets may materially and adversely affect our financial flexibility and resilience in periods of operational or market stress.

Our reliance on future gold production contracts exposes token holders to counterparty and delivery risks, which could materially impair token value and platform credibility.

Streamex’s gold-backed tokens are to be supported by forward production agreements with gold mining companies, under which physical gold is to be delivered to designated custodians over a multi-year period. These arrangements are critical to our ability to issue tokenized volumetric claims and to maintain user confidence in the platform’s integrity and solvency.

However, unlike fully allocated, immediately available bullion, forward delivery contracts are subject to performance and operational risk by the producing counterparty. If a mining partner fails to meet its contractual delivery obligations—due to operational setbacks, financial distress, regulatory issues, political instability, or force majeure events—the shortfall in physical gold would create a mismatch between token entitlements and actual reserves.

Such a shortfall may delay or prevent redemption, impair secondary market trading, trigger enforcement procedures, or require restructuring of token terms. Moreover, tokenholders bear indirect exposure to the creditworthiness and operational reliability of third-party producers over whom Streamex has limited control once contracts are executed.

While Streamex expects to include customary protective provisions in its contracts—including default remedies, step-in rights, and delivery enforcement mechanisms—there can be no assurance that these protections will be sufficient in all scenarios or enforceable across jurisdictions. In the event of counterparty failure or dispute, tokenholders may suffer financial loss, and Streamex may face reputational damage, regulatory scrutiny, or legal claims.

These risks could materially and adversely affect the value, utility, and credibility of our token offerings, and may impair our ability to scale operations or attract institutional participation.

The freely transferable nature of our gold-backed tokens may increase market volatility and limit recourse for token holders in the event of disputes or enforcement actions.

Streamex’s tokenized gold instruments are intended to be designed to be freely transferable across jurisdictions and market participants, subject to applicable securities law restrictions. While this transferability is intended to promote liquidity and market participation, it also introduces potential risks that may negatively impact token holders and the platform.

In particular, the ability to transfer tokens freely may contribute to increased price volatility, especially during periods of market stress, limited secondary market liquidity, or when macroeconomic conditions affect gold pricing or digital asset sentiment. Without the stabilizing effects of centralized pricing, redemption windows, or regulated exchange mechanisms, token values may diverge significantly from the underlying value of the referenced gold, creating dislocation and confusion in the market.

Additionally, the decentralized and pseudonymous nature of blockchain transactions may make it difficult to trace token ownership, enforce contractual rights, or resolve disputes. If a token holder experiences a delivery failure, smart contract malfunction, or counterparty breach, the ability to seek legal redress may be limited, particularly where tokens have changed hands multiple times or are held by unidentifiable or offshore counterparties.

Furthermore, the unrestricted nature of transfers may limit Streamex’s ability to monitor or enforce compliance with investor eligibility criteria, sanctions obligations, or secondary trading restrictions, potentially exposing the platform to regulatory risk.

As a result, while transferability is a key feature of our token model, it may also amplify volatility, obscure liability, and limit recourse for holders. These dynamics could undermine investor confidence and materially affect the performance and perception of our tokenized offerings.

Token holders bear the full economic risk of gold price fluctuations and potential non-performance by gold producers.

Our gold-backed tokens are likely to be designed to pass through the underlying economics of forward gold delivery contracts directly to token holders. Unlike traditional fixed-income or principal-protected securities, the tokens confer no guarantees of return, no entitlement to interest or dividends, and no legal title to physical bullion. Rather, they intend to represent a contractual claim—via smart contract—on a specified volume of gold expected to be delivered by third-party mining counterparties at a future date.

As such, token holders are likely to be fully exposed to fluctuations in the price of gold, which can be volatile and influenced by a wide range of macroeconomic factors including changes in interest rates, central bank policies, inflation expectations, geopolitical events, currency fluctuations, and broader commodity cycles. A decline in gold prices may significantly reduce the market value of the tokens, regardless of the issuer’s performance or platform functionality.

In addition, token holders are subject to the credit and operational risk of the gold producers. If a mining counterparty fails to deliver the contracted volume of gold—whether due to financial distress, operational failure, regulatory or permitting challenges, labor disputes, environmental incidents, or other force majeure events—token holders may not receive the underlying asset to which they are contractually entitled. Streamex does not guarantee delivery and will not compensate token holders in the event of counterparty default. Token holders would, in such cases, be required to rely on contractual remedies, which may be limited or difficult to enforce, particularly in cross-border or distressed scenarios.

Furthermore, the value of the tokens may also be affected by perceived risks of non-performance, creating additional market volatility even absent an actual default. This may impair token liquidity, reduce investor confidence, and undermine secondary market activity.

Investors in Streamex’s tokens must be prepared to assume all economic consequences associated with the performance of the underlying gold asset and counterparty obligations. These structural risks could materially and adversely affect tokenholder returns, Streamex’s platform adoption, and our long-term financial performance.

Our ability to build and scale a community of clients and investor end-users for blockchain-enabled financial services and products is uncertain and depends on successful market adoption, product development, and execution of our business strategy.

Streamex’s growth depends on the successful creation and sustained expansion of an engaged ecosystem of users, including institutional investors, commodity producers, custodians, liquidity providers, and individual tokenholders. We aim to position our platform as a digital infrastructure layer for the issuance, trading, and settlement of tokenized real-world assets, beginning with gold. However, there is no assurance that we will succeed in attracting and retaining a critical mass of users necessary to support token liquidity, market activity, and platform revenues.

Market adoption of blockchain-based financial services—particularly in the context of real-world commodity assets—remains nascent and subject to skepticism from both traditional finance and regulatory stakeholders. Many investors and institutions are unfamiliar with or cautious toward tokenized instruments, decentralized smart contracts, or cross-border digital asset frameworks. In addition, competing platforms or legacy products may already command greater trust, scale, or regulatory clarity.

Our success also depends on timely and effective product development. Delays in launching smart contracts, integrating with exchanges, securing custodial relationships, or offering user-friendly interfaces may hinder onboarding or reduce retention. Similarly, failure to provide sufficient liquidity, transparency, or user protections could impair adoption and reduce network effects.

If we are unable to effectively execute our business strategy or develop products that meet the expectations of target users, we may not achieve sufficient traction to support our platform. This could materially limit our revenue potential and long-term viability.

Risks Related to Bullion Custody and Token Structure

Streamex’s bullion custody infrastructure is not yet operational and may not be finalized in a timely manner or with expected third-party providers.

Streamex’s business model is predicated in part on the secure custody and verification of physical gold underlying its tokenized asset offerings. As of the date of this filing, Streamex has not finalized custodial arrangements with third-party bullion banks or vault providers, and its custody infrastructure remains under development. While Streamex anticipates forming institutional relationships with tier 1 bullion custodians—such as London Bullion Market Association (“LBMA”)-accredited institutions—there can be no assurance that such arrangements will be completed on commercially acceptable terms or within the anticipated timeline.

Delays in finalizing custodial relationships may hinder the Company’s ability to issue gold-backed tokens or fulfill obligations to tokenholders. Moreover, changes in market conditions, counterparty requirements, or regulatory expectations may require Streamex to adjust its custody framework, which could involve additional costs, redesign of smart contract logic, or further compliance reviews. If Streamex is unable to secure robust and reputable custody infrastructure, the credibility, security, and auditability of its tokenized gold offerings may be compromised.

Additionally, any failure to implement secure, transparent, and insured bullion custody arrangements could expose Streamex and its tokenholders to increased operational, legal, and reputational risk, including the risk of asset loss, mismanagement, or disputes over title. These developments could materially and adversely affect platform adoption, investor confidence, and Streamex’s future revenue streams.

Streamex may not enter into relationships with LBMA-accredited custodians or vault providers, which could impact gold integrity and investor confidence.

Streamex’s business model contemplates the tokenization of physical gold backed by bullion held in secure custody. The integrity of this model depends significantly on the Company’s ability to partner with well-established, LBMA-accredited custodians or vault operators that meet international “Good Delivery” standards for bullion storage, insurance, and auditability. As of the date of this filing, Streamex has not executed binding agreements with any such custodians and remains in the process of evaluating potential partners.

There can be no assurance that Streamex will be able to secure custodial relationships with LBMA-accredited institutions on acceptable terms, or at all. Inability to partner with such providers may result in the use of custodians or vaults that lack recognized industry accreditation or global credibility. This may compromise investor confidence in the underlying gold collateral and introduce risks relating to traceability, delivery assurance, or insurance coverage.

Moreover, absence of LBMA-accredited custody may impair Streamex’s ability to undergo third-party audits, provide proof-of-reserves attestation, or satisfy institutional onboarding criteria, potentially limiting token adoption and hindering access to global liquidity venues. These limitations could materially and adversely affect Streamex’s brand, the perceived legitimacy of its token offerings, and its broader business and financial prospects.

Gold may be held on an unallocated basis, and there is no current mechanism to link tokens to individual bullion bars, which may introduce custody, transparency, and redemption risks.

Streamex’s gold-backed tokens are intended to represent a contractual right to a specific volume of gold, not legal title to a specific bullion bar. The Company anticipates that some or all of the physical gold may be held on an unallocated basis by third-party custodians, which means the gold is pooled and not specifically assigned to individual tokenholders or even to Streamex in segregated accounts. Unallocated holdings increase reliance on the creditworthiness and operational soundness of the custodian and may expose tokenholders to higher counterparty risk.

Furthermore, Streamex does not currently offer or contemplate a mechanism to link each token to a specific gold bar with a verifiable serial number, refiner, and assay certificate. While the Company expects to rely on LBMA “Good Delivery” standards to ensure overall bullion integrity, the absence of a traceability layer means tokenholders cannot verify or redeem against individually earmarked bars. This lack of granularity may reduce transparency and auditability, create potential ambiguity in settlement or redemption scenarios, and undermine confidence in the one-to-one relationship between tokens and underlying gold.

In jurisdictions where asset traceability and segregated title are regulatory priorities, these structural limitations may raise compliance concerns or reduce the appeal of Streamex’s offering to institutional participants. Any doubts regarding the adequacy of custody practices or the fidelity of gold backing could adversely impact token valuation, platform credibility, and the Company’s overall business strategy.

Streamex does not currently offer physical redemption for gold and may never provide such functionality, limiting utility and investor recourse.

Streamex’s gold-backed tokens are intended to represent a contractual right to a specified volume of gold but do not currently entitle holders to redeem their tokens for physical delivery of bullion. While the Company may consider offering physical redemption functionality in the future, there is no assurance that such functionality will be implemented or, if implemented, that it will be available to all tokenholders or in all jurisdictions.

The absence of physical redemption limits the practical utility of the tokens for investors seeking direct access to physical gold or off-chain delivery options. It may also reduce the tokens’ appeal as a substitute for traditional gold instruments such as allocated bullion, exchange-traded products (ETPs), or futures contracts that permit physical settlement.

Moreover, without a redemption mechanism, tokenholders are entirely dependent on the liquidity and pricing of the secondary token market for realizing value, which could be affected by market volatility, exchange access, or broader sentiment toward digital assets. In stressed market conditions or in the event of custodian default, tokenholders may have limited legal or practical recourse to claim the underlying bullion.

The inability to redeem tokens for physical gold may adversely impact investor confidence, constrain adoption by institutional or conservative investors, and limit the perceived reliability of Streamex’s gold-backed token model. This could materially and adversely affect our business, financial condition, and results of operations.

Streamex has not yet implemented an independent audit process for bullion holdings, and timing for audit implementation remains uncertain.

A key element of investor confidence in asset-backed digital tokens is the assurance that the underlying collateral exists, is securely held, and matches the volume of issued tokens. As of the date of this filing, Streamex has not yet established or implemented an independent audit framework to verify the existence and sufficiency of bullion backing its gold-linked tokens. While the Company expects to follow industry norms for proof-of-reserves and independent attestations, no binding arrangements for audit services are currently in place.

Without an active and recurring audit program, tokenholders and other market participants must rely on internal records and representations, which may not provide sufficient assurance of collateral integrity. The absence of third-party verification may also impede institutional onboarding, affect regulatory perception, and reduce transparency in both primary offerings and secondary trading.

Delays in implementing an audit process—or the inability to secure reputable independent auditors—may further weaken market confidence and prevent Streamex from satisfying anticipated best practices for custodial oversight and reserve validation. Any such deficiencies could result in reputational harm, regulatory scrutiny, or reduced demand for the Company’s products, all of which could materially and adversely affect Streamex’s business, operating results, and growth prospects.

Insurance coverage on the underlying gold will be arranged by the custodian, but specific coverage terms have not yet been disclosed or finalized.

Streamex intends to rely on third-party custodians to store the physical gold backing its tokenized products, and it is expected that such custodians will maintain insurance against loss, theft, or damage to the bullion under custody. However, as of the date of this filing, Streamex has not finalized custodial agreements, and the specific terms, scope, and limits of any applicable insurance coverage have not been disclosed or contractually confirmed.

There can be no assurance that the insurance ultimately arranged by the custodian will be comprehensive, sufficient in amount, or maintained continuously. Coverage may be subject to exclusions, limitations, or caps that could leave certain risks unprotected, particularly in the case of force majeure events, cyber-related incidents, or operational failures. Furthermore, if a loss occurs and the custodian’s insurer declines to pay or delays payment, tokenholders may bear the economic impact of such loss due to the absence of direct contractual rights under the insurance policy.

Uncertainty regarding the adequacy or enforceability of insurance arrangements may raise concerns about the security of the gold reserves and undermine market confidence in the Company’s token offerings. Any perceived or actual deficiency in insurance coverage could materially and adversely affect Streamex’s reputation, token value, and overall business prospects.

In the event of loss, theft, or damage to the gold, recovery of value may depend entirely on the custodian’s insurance and operational reliability.

Streamex’s business model involves issuing digital tokens backed by physical gold held in custody with third-party vault providers. In the event of a loss, theft, or physical damage to the bullion, Streamex does not directly insure the gold; rather, it expects that insurance coverage will be arranged by the custodian. As a result, any recovery of value would likely depend entirely on the custodian’s insurance policies, their claims process, and the custodian’s ability and willingness to comply with their contractual obligations.

There is no guarantee that the insurance maintained by the custodian will be sufficient to cover all losses, that claims will be paid promptly or in full, or that the terms of coverage will address all types of risks. Moreover, Streamex may have limited ability to enforce or benefit from the custodian’s insurance if the Company is not named as an insured party or beneficiary.

In addition, Streamex is exposed to operational and financial risks related to the custodian itself, including insolvency, internal mismanagement, or cybersecurity incidents. If the custodian fails to safeguard the bullion or fulfill its obligations, tokenholders may face substantial delays in recovery or incur total loss of value, particularly given the absence of any direct ownership or redemption rights in the gold.

Such events could severely impact Streamex’s credibility, impair the value of its tokens, and lead to reputational, regulatory, and financial harm.

Tokenholders may rank as unsecured creditors in an insolvency and may be subject to delays or losses in any distribution process.

Streamex’s tokenized gold products will confer contractual rights to a specified volume of gold, but may not provide legal title to physical bullion or any perfected security interest. In the event of Streamex’s insolvency or liquidation, tokenholders are not expected to have priority claims over the Company’s assets, including the underlying gold reserves. Instead, they may be treated as general unsecured creditors.

As unsecured creditors, tokenholders would rank behind secured creditors and other priority claimants in any distribution of Streamex’s remaining assets. There can be no assurance that tokenholders would receive the full value of their claims, or any value at all, particularly in a distressed or contested proceeding. Moreover, resolution of creditor claims in cross-border insolvencies can be complex, time-consuming, and subject to conflicting jurisdictional rules.

While Streamex intends to use special purpose vehicles (SPVs) as bankruptcy-remote issuers to isolate risk, the effectiveness of these structures has not been tested and may be limited by regulatory, contractual, or judicial interpretation. If the SPVs fail to function as intended, tokenholders may be exposed to enterprise-level risks of the parent company or affiliates.

This structural risk could materially and adversely affect the perceived security and value of Streamex’s token offerings, especially in times of market stress or regulatory intervention, and may deter adoption by institutional investors.

Streamex retains centralized control over the token smart contracts, including upgrade authority, which may result in operational or governance risks.

Streamex’s gold-backed tokens are expected to operate on public blockchain infrastructure, with smart contracts developed and deployed by the Company. While decentralization is often viewed as a key attribute of blockchain-based assets, Streamex currently intends to retain centralized control over its token smart contracts, including the authority to modify, upgrade, pause, or terminate contract functions.

Although such control is intended to ensure security, regulatory compliance, and flexibility to respond to technical issues or market changes, it also introduces operational and governance risks. Errors or misjudgments in implementing upgrades or exercising control rights could result in unintended consequences, token malfunction, or loss of tokenholder value. Centralized control also increases the risk of insider threats or external compromise, particularly if administrative keys or access credentials are not properly secured.

Moreover, market participants may perceive centralized control as inconsistent with decentralized finance (DeFi) principles, potentially limiting adoption among investors who prioritize trustless infrastructure. Regulatory authorities may also view such control as indicative of issuer responsibility for the token’s operations and risks, which could heighten Streamex’s compliance obligations under securities, commodities, or consumer protection laws.

These risks could negatively affect the reliability, security, and market acceptance of Streamex’s tokenized products and may adversely impact the Company’s reputation and financial performance.

There is no live proof-of-reserves dashboard or public confirmation of 1:1 gold backing for tokens at this time.

Transparency around collateralization is essential to building trust in asset-backed digital tokens. As of the date of this filing, Streamex has not launched a real-time or publicly accessible proof-of-reserves dashboard to confirm that issued gold-backed tokens are fully supported by an equivalent volume of vaulted bullion. In the absence of such a mechanism, tokenholders and market participants must rely solely on Streamex’s internal records and representations.

The lack of independent, real-time validation may raise concerns among investors, counterparties, and regulators regarding the sufficiency and accuracy of the Company’s gold reserves. This is particularly relevant in the context of blockchain-based financial products, where decentralized verification and transparency are commonly expected.

Failure to implement a robust proof-of-reserves system in a timely manner—or if such a system is perceived as unreliable or insufficiently transparent—could undermine confidence in Streamex’s token issuance practices. This may impair secondary market liquidity, reduce institutional participation, and increase regulatory scrutiny, any of which could materially and adversely affect Streamex’s reputation, token valuation, and business prospects.

Streamex may not prevent issuance of tokens in excess of gold held if smart contract or operational safeguards fail.

A foundational element of Streamex’s business model is to be the issuance of gold-backed tokens intended to represent specific, contractually defined quantities of physical gold. This 1:1 linkage between tokens and gold reserves is designed to ensure trust, transparency, and value integrity. However, the effectiveness of this framework depends on both the proper functioning of smart contract logic and sound internal controls.

If the underlying smart contracts contain flaws, are misconfigured, or are compromised through a security breach, Streamex may unintentionally issue tokens exceeding its actual gold reserves. Similarly, if internal recordkeeping or reconciliation practices fail—whether due to human error, system malfunction, or inadequate oversight—the Company could lose track of reserve levels or erroneously authorize new issuance.

Such over-issuance could lead to a mismatch between outstanding token volume and the gold actually held in custody, triggering valuation discrepancies, reputational harm, and potential legal liability. Investors may lose confidence in Streamex’s controls, and regulators may view the incident as a failure to comply with securities, commodities, or consumer protection standards.

Failure to prevent or promptly detect issuance errors could materially and adversely affect the price, liquidity, and market acceptance of Streamex’s tokens, and may expose the Company to enforcement actions, class actions, or contractual claims from impacted tokenholders.

Streamex’s tokenized gold products are expected to be classified as securities, exposing the Company to comprehensive and evolving regulatory obligations across multiple jurisdictions.

Based on the Supreme Court’s Howey test and updated SEC guidance, tokens representing contractual claims on gold deliveries are likely to meet the definition of an “investment contract” and thus be treated as securities under U.S. law. As confirmed in the Coinbase Global, Inc. S-1 filing, “A particular crypto asset’s status as a ‘security’ … is subject to a high degree of uncertainty”. The SEC has reiterated this position in recent enforcement actions and filings, emphasizing that most tokens involving profit expectations and reliance on centralized efforts—especially those tied to traditional assets like gold—may qualify as securities.

Consequently, Streamex must ensure compliance with stringent regulatory frameworks, including:

●	Registration or exemption of primary token issuances under the Securities Act;

●	Registration of secondary trading platforms—such as broker-dealers, alternative trading systems (ATS), or national securities exchanges;

●	Regular disclosures, financial reporting, and audit obligations;

●	Robust AML/KYC, transfer agent, and resale restriction policies.

Failure to comply could expose Streamex to enforcement actions, civil liabilities, and investor rescission demands. Such outcomes are consistent with SEC regulatory posture in Coinbase, which prompted investigations related to offering alleged unregistered securities tokens, staking programs, and wallet services.

Additionally, SEC staff recently clarified that tokens associated with centralized issuer control, profit-driven marketing, or token-structure authority (e.g., pausing or burning tokens) are more likely to be deemed securities—even absent official guidance—reinforced by “‘reasonable expectation of profit’ plus ‘issuer influence’” principles.

Outside the U.S., jurisdictions including Canada, the EU, and Singapore maintain similar classifications for tokenized assets. While Streamex operates under a Canadian Exempt Market Dealer license, any expansion into the U.S. or other foreign markets could trigger additional registrations or exemptive relief obligations—each accompanied by costs, delays, and shifting legal interpretations.

Should regulatory authorities determine that Streamex’s tokens are unregistered securities—or should new securities rules for tokenized assets be enacted—Streamex could be required to:

●	Halt token sales;

●	Rework token mechanics to comply with securities regulation;

●	Secure broker-dealer or exchange registration;

●	Recall or delist tokens;

●	Compensate investors or unwind transactions.

Such outcomes could significantly restrict token liquidity, delay platform rollouts, burden operations with compliance costs, and limit the Company’s ability to scale its gold-token and RWA strategy.

Streamex has not received any no-action relief or regulatory approvals in the United States or other jurisdictions outside Canada, which may subject it to enforcement risk and limit its ability to operate.

As of the date of this prospectus, Streamex has not obtained no-action relief, exemptive orders, or other formal regulatory approvals from the U.S. Securities and Exchange Commission (SEC), the Commodity Futures Trading Commission (CFTC), or any other regulatory authority outside Canada. While the Company currently operates under an exempt market dealer registration in Canada, any offer, sale, or promotion of tokens in other jurisdictions—including the United States—may be deemed to involve the offering of securities, derivatives, or other regulated instruments.

Without such relief or registrations, Streamex could be subject to enforcement actions, civil penalties, or demands for rescission from investors if regulators determine that its operations violate local securities or commodities laws. In the United States, for example, the SEC has pursued enforcement actions against digital asset platforms and issuers that did not register their offerings or trading venues, or that failed to otherwise comply with applicable securities laws. Similarly, the CFTC has taken the position that certain digital asset transactions may fall within its regulatory remit, including under rules applicable to commodity interests, swaps, and futures.

In addition to the United States, other jurisdictions—such as the European Union, the United Kingdom, and Singapore—have implemented or are actively developing bespoke regulatory regimes for tokenized assets. The absence of licensing or approvals in these markets may preclude Streamex from offering its products or services there, or may require substantial modifications to the Company’s structure, disclosures, or technology stack to achieve compliance.

Furthermore, if the Company were to engage in marketing, issuance, or token transfer activities that are later found to have triggered regulatory obligations outside of Canada, it could face retroactive enforcement, forced platform modifications, investor claims, reputational damage, or operational disruptions.

Until Streamex obtains the necessary authorizations, relief, or determinations from relevant regulatory bodies in key markets, its ability to scale, onboard institutional investors, and operate a cross-border digital asset platform will remain highly constrained.

Onboarding is subject to AML/KYC procedures, but compliance infrastructure and enforcement mechanisms may be evolving or incomplete.

Streamex’s ability to conduct its token offerings and operate its digital platform is contingent on its implementation of anti–money laundering (AML) and know-your-customer (KYC) protocols that comply with applicable legal and regulatory requirements. Although the Company currently relies on its status as a Canadian exempt market dealer to onboard investors under existing compliance procedures, the design, scope, and technical enforcement of these controls remain under development and may not yet meet the heightened expectations of global regulators, financial institutions, or institutional investors.

Digital asset markets, particularly those involving cross-border transactions and asset-backed tokens, face increasing scrutiny under global AML frameworks such as the Financial Action Task Force (FATF) recommendations and U.S. Bank Secrecy Act (BSA) rules. Streamex’s current infrastructure may not yet include fully integrated tools for sanctions screening, politically exposed person (PEP) flagging, suspicious activity reporting (SAR), or automated transaction monitoring.

If Streamex’s AML/KYC controls are deemed insufficient, improperly enforced, or inconsistently applied, the Company could face enforcement actions, fines, reputational damage, or restrictions on banking, custody, or exchange access. In addition, counterparties, including bullion custodians, market makers, and institutional investors, may decline to engage with Streamex without confidence in the robustness of its compliance program.

Failure to build, maintain, and enforce a comprehensive AML/KYC framework could impede the Company’s ability to scale operations, access global markets, or establish the credibility necessary to attract and retain users on its tokenization platform.

Tokens are not currently listed on any exchange, and no market makers are engaged to provide liquidity or price stability.

As of the date of this filing, Streamex’s tokenized products, including its gold-backed tokens, are not listed on any centralized or decentralized exchange (CEX or DEX), nor has the Company engaged any market makers to support liquidity or maintain price stability in secondary markets. Without an active trading venue or committed liquidity providers, investors may be unable to sell their tokens on a timely basis or at favorable prices, which could materially impair the perceived and actual value of the tokens.

The absence of listing arrangements may also limit price discovery, widen bid-ask spreads, and increase the risk of abrupt price volatility due to low trading volumes or concentrated holdings. Moreover, without market maker participation, tokens may be more susceptible to manipulation or speculative trading, especially in periods of market stress or heightened interest in gold or commodity-based digital assets.

Further, the listing of tokenized assets on regulated exchanges is subject to a range of legal, operational, and jurisdictional requirements, including but not limited to exchange approvals, securities law compliance, and compatibility with listing standards. There can be no assurance that Streamex will succeed in listing its tokens on any exchange in the near term, or at all.

In the absence of accessible, liquid secondary markets, tokenholders may be unable to exit their positions efficiently, and Streamex may face challenges in achieving broad adoption of its platform among institutional or retail investors seeking tradable, fungible digital asset products.

Streamex has not yet defined the transferability, lock-up restrictions, or resale mechanics applicable to its tokens.

As of the date of this filing, Streamex has not finalized or publicly disclosed the legal and operational terms governing the transferability, lock-up periods, or secondary resale mechanics of its tokenized gold products or other digital assets. These elements are critical to determining how tokens may be held, sold, or traded, both in primary and secondary markets. Without defined rules, investors lack clarity on their ability to exit positions, participate in secondary liquidity, or comply with applicable securities law restrictions.

In the absence of well-defined and enforceable transfer restrictions or lock-up terms, there is an increased risk that tokens may be transferred in violation of applicable securities laws, which could expose Streamex and tokenholders to legal liability, rescission claims, or enforcement actions. Conversely, overly restrictive mechanics could hinder investor participation, reduce market liquidity, or impair the attractiveness of the tokens as financial instruments.

Additionally, resale rules under securities law (e.g., Rule 144 under the U.S. Securities Act of 1933) may require holding periods, reporting obligations, and affiliate restrictions, none of which can be operationalized without clearly documented and enforceable mechanics.

Until such terms are disclosed and implemented through smart contracts, tokenholder agreements, or platform-level controls, investors face material uncertainty regarding the liquidity, portability, and regulatory treatment of their tokens. This uncertainty could limit institutional interest, raise compliance burdens, and adversely affect Streamex’s ability to execute its digital asset strategy.

In the event the bullion custodian or Streamex ceases operations, tokenholders may suffer losses and may not recover their full holdings.

Streamex’s business model will rely heavily on third-party bullion custodians to store and safeguard the physical gold that underpins its tokenized assets. These custodians are expected to maintain insurance and adhere to industry best practices, but no such arrangements are currently finalized or operational. In the event that a bullion custodian ceases operations—whether due to insolvency, regulatory action, negligence, or other disruption—Streamex may have limited or no ability to promptly retrieve or substitute the underlying gold, which could impair the value or redeemability of the associated tokens.

Additionally, Streamex itself is a newly formed company with no established operating history and has not yet implemented bankruptcy-remote structures that would insulate tokenholders from the risks of issuer failure. If Streamex were to cease operations or enter insolvency proceedings, tokenholders may be treated as unsecured creditors and subject to delays, write-downs, or total losses in the claims process.

Neither the custodians nor Streamex may be able to guarantee uninterrupted access to the gold reserves or to administer the token rights effectively during such periods of disruption. As a result, tokenholders may face material impairment in value, diminished liquidity, and a lack of clear recourse, which could have a significant adverse effect on the perceived reliability and attractiveness of the Streamex platform.

If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could significantly limit our business operations and adversely affect our ability to execute our strategy.

The Investment Company Act of 1940 (the “1940 Act”) imposes significant regulatory burdens on entities that meet the definition of an “investment company.” Under Sections 3(a)(1)(A) and 3(a)(1)(C) of the 1940 Act, a company may be deemed to be an investment company if it is or holds itself out as being primarily engaged in the business of investing, reinvesting, or trading in securities or if it owns or proposes to acquire investment securities that comprise more than 40% of the value of its total assets (excluding government securities and cash items) on an unconsolidated basis. Rule 3a-1 under the 1940 Act provides a safe harbor from investment company status, subject to limitations on the proportion of assets and income derived from investment securities.

Streamex is a software development company that intends to develop and commercialize blockchain-based solutions for tokenized commodities, including gold, decentralized trading infrastructure, and blockchain-enabled capital markets products. Our primary business is the development of technology and platforms—not investing in or trading securities. However, given that our business model involves the issuance and management of tokenized assets that may be deemed securities in certain jurisdictions, there is a risk that regulators such as the U.S. Securities and Exchange Commission (SEC) could take the position that Streamex or a Streamex-affiliated issuer is engaged in investment company activities.

The application of the 1940 Act to digital assets, including tokenized commodities and smart contract-based financial products, is evolving and may raise novel interpretive issues. For example, in 2022 the SEC brought an action against BlockFi Lending LLC, asserting that it was operating as an unregistered investment company due to its securities-based loan portfolio and related activities. Similarly, tokenized gold products or SPVs used in Streamex’s structure—depending on their asset composition, investor rights, and operational model—may raise comparable concerns.

If we were to be deemed an investment company, or if our tokenization activities were construed as causing us to engage in investment company activities under the 1940 Act, we could become subject to significant restrictions, including limitations on leverage, capital structure, affiliated transactions, and the issuance of different classes of securities. Moreover, we may be required to register as an investment company, divest certain operations, or restructure our product lines and legal entities—any of which could have a material adverse effect on our business, financial condition, and prospects.

We intend to conduct our operations and structure our product offerings in a manner designed to comply with available exemptions and to avoid investment company status. However, there can be no assurance that regulators will not challenge our characterization of our business activities or that we will continue to qualify for applicable exemptions. If we were deemed to be an investment company and failed to register as such or to qualify for an exemption, we could be subject to enforcement actions, penalties, and reputational harm.

Risks Related to the Share Exchange

The issuance of Exchangeable Shares in the Share Exchange Transaction will result in substantial dilution to existing BioSig stockholders.

In connection with the Share Exchange Transaction, BioSig issued a significant number of exchangeable shares (the “Exchangeable Shares”) through its wholly owned Canadian subsidiary to the former shareholders of Streamex, which Exchangeable Shares are exchangeable into shares of BioSig common stock on a one-for-one basis (subject to adjustment). Upon stockholder approval of certain matters described in the Share Purchase Agreement, former Streamex shareholders will become entitled to receive Exchangeable Shares representing 75% of the fully diluted common equity of BioSig, with current BioSig securityholders retaining only 25% on a fully diluted basis.

The substantial dilution to existing BioSig stockholders will significantly reduce their percentage ownership and voting power in BioSig and could adversely affect the market price of BioSig’s common stock. In addition, the issuance of such a large number of new shares could increase the risk of future downward pressure on the stock price due to investor concerns regarding dilution, uncertainty around the integration of Streamex’s business, or questions about BioSig’s long-term strategy in transitioning into the digital commodity tokenization space.

Moreover, because the Exchangeable Shares may ultimately be exchanged for freely tradable shares of BioSig common stock (subject to certain contractual and regulatory limitations), there could be additional selling pressure in the public market if recipients of Exchangeable Shares seek to liquidate their positions, which could further depress the trading price of BioSig’s common stock. If BioSig’s stockholders do not approve the stockholder matters required under Nasdaq rules for the full exchangeability of the Exchangeable Shares, the Exchange Ratio would be increased under the terms of the Share Purchase Agreement, which could result in even greater dilution.

Accordingly, the issuance of the Exchangeable Shares represents a significant shift in the capital structure of BioSig that may dilute existing stockholders’ economic and voting interests and materially and adversely affect the trading price of BioSig’s common stock.

The Exchangeable Share structure introduces complexity and may create conflicts between Exchangeable Shareholders and BioSig common stockholders.

In connection with the Share Exchange Transaction, BioSig issued Exchangeable Shares through a Canadian subsidiary to the former shareholders of Streamex. These Exchangeable Shares are intended to mirror the economic rights of BioSig common stock and are exchangeable into BioSig common stock on a one-for-one basis (subject to certain adjustments), with voting rights exercised through a “Special Voting Preferred Stock” held by a trustee on behalf of the Exchangeable Shareholders.

The interests of Exchangeable Shareholders and holders of BioSig common stock introduces administrative and legal complexity in managing investor rights, voting, dividends (if any), and redemption mechanics. The presence of Exchangeable Shareholders and holders of BioSig common stock may result in divergent interests, particularly in situations involving corporate governance, M&A transactions, recapitalizations, or amendments to organizational documents. For example, actions that benefit BioSig common stockholders directly may not always be perceived as beneficial to Exchangeable Shareholders and vice versa, especially if delays, technical barriers, or jurisdictional complications affect the exchangeability or liquidity of Exchangeable Shares. Further, because the Exchangeable Shares are accounted for as derivative liabilities under ASC 815, their fair value will be remeasured each reporting period. This accounting treatment may heighten investor focus on short-term share price movements and create additional uncertainty for both Exchangeable Shareholders and common stockholders regarding the financial impact of these instruments.

Moreover, the structure requires BioSig to coordinate with its Canadian subsidiary, a trustee, and potentially third-party service providers to administer shareholder rights and ensure consistency between share classes. These obligations may increase compliance and administrative burdens and lead to potential disputes over share treatment, exchange timing, or access to corporate communications and information.

In the event of disputes or differing interests between classes, BioSig’s board and management may face conflicting fiduciary duties, particularly if the resolution of such disputes has a material effect on share value or voting outcomes. Any perceived or actual imbalance in the treatment of Exchangeable Shareholders versus common stockholders could create reputational risk and investor dissatisfaction.

Accordingly, the Exchangeable Share structure may introduce complexities and inter-class tensions that could adversely affect corporate governance, increase compliance and legal costs, and impair the Company’s ability to respond quickly to strategic opportunities.

The Share Exchange Transaction is complex and entails risks related to shareholder approvals, Nasdaq listing, dilution, and market acceptance.

Pursuant to the Share Purchase Agreement, 109,070,079 Exchangeable Shares were issued to Streamex shareholders at a fixed Exchange Ratio (~2.0469 Exchangeable Shares per one Streamex share), subject to adjustments. These shares are exchangeable into BioSig common stock at a ratio of one share of Biosig common stock for one Exchangeable Share, but the exchange is capped at 19.9% of BioSig’s pre-transaction common shares outstanding until subsequent shareholder approval is obtained. If shareholder approval as described below is not granted within six months, the ratio shifts unfavorably to 1.25 shares of Biosig common stock for every one Exchangeable Share. Following closing, the trustee will hold a series of preferred stock (the the “Special Voting Preferred Stock”) to facilitate voting rights for holders of Exchangeable Shares. The parties have agreed to certain corporate governance changes, including amendments to Biosig’s certificate of incorporation, adoption of a shareholder rights plan and approval of the Special Voting Preferred Stock—all subject to the approval of Biosig’s shareholders.

Failure to secure such approvals could result in governance uncertainty, forced adjustments to the Exchange Ratio, uncertainty about the capitalization of the post-transaction entity or dilution concerns. If the transaction is not completed on expected terms—or if the market perceives BioSig as a shell or proxy for a private enterprise—our post-merger equity may be subject to volatility, depressed valuations, or investor reticence. Moreover, complex share structures and dilution from the potential exchange of a large number of Exchangeable Shares could materially impair shareholder value, investor base confidence, and our ability to raise capital. Further, to the extent required by Nasdaq’s change of control rules and regulations, BioSig will file an initial listing application for its common stock and there is no guarantee that such application will be approved.

There can be no assurance that the anticipated benefits of the Share Exchange Transaction will be realized.

While the Share Exchange was undertaken to align BioSig with Streamex’s blockchain-driven commodity platform and expand into digital asset infrastructure, there can be no assurance that the anticipated operational, strategic, or financial benefits of the transaction will be achieved within expected timeframes or at all. The integration of a software-based, pre-commercial tokenization business into a legacy medical device company presents a number of challenges, including disparate regulatory regimes, different investor bases, varied compliance obligations, and potential cultural and operational mismatches. Realizing synergies will require substantial managerial attention and resource allocation. The combined company may not be able to execute its revised strategic plan effectively, or may face unforeseen legal, market, or operational obstacles that delay or prevent the delivery of value to shareholders.

Furthermore, given that Streamex is in a development-stage and pre-revenue phase, the financial projections, strategic objectives, and technological milestones that underpinned the rationale for the Share Exchange Transaction may not materialize as expected, if at all. Market conditions, changes in digital asset regulation, or the failure of Streamex’s product roadmap could render the anticipated benefits speculative or unattainable. If the expected synergies and market opportunities are not realized, the Share Exchange Transaction could ultimately result in a diversion of capital and management focus without corresponding returns to investors, adversely affecting the business, prospects, and market value of the combined company.

The classification of the Exchangeable Shares as derivative liabilities will result in earnings volatility and may adversely impact our reported financial results.

The Exchangeable Shares issued as part of the Streamex acquisition are classified as derivative liabilities under ASC 815 because the instrument contains provisions that adjust the settlement amount, causing the settlement to be of a variable nature. The contract limits the number of shares deliverable upon settlement to 19.99% of BioSig’s fully diluted common equity outstanding prior to the transaction to ensure compliance with applicable stock exchange rules, and if shareholder approval is not obtained within six months of the effective date of the exchange agreement, the conversion ratio automatically increases from 1.00 to 1.25 per share. Both of these provisions are inconsistent with the requirements for a fixed-for-fixed forward or option on equity shares and, therefore, preclude equity classification.

As a result, we are required to record these Exchangeable Shares as a derivative liability at fair value, with changes in fair value recognized in earnings each reporting period. The fair value of this derivative liability will fluctuate based on changes in the price of our common stock and other valuation inputs, which could result in significant non-cash gains or losses in future periods, regardless of our operating performance. These fluctuations could increase the volatility of our reported net income or loss, potentially affecting investor perception of our financial condition and the market price of our common stock.

Integration of Streamex’s operations into BioSig may disrupt ongoing operations and divert management attention.

The successful integration of Streamex’s operations, personnel, technology, and corporate infrastructure into BioSig following the Share Exchange Transaction is subject to numerous risks and uncertainties that could materially and adversely affect the combined company’s business, financial condition, and prospects. Streamex operates in a distinct and highly specialized industry—blockchain-enabled commodity tokenization—which is operationally, technologically, and culturally different from BioSig’s historical focus in medical technology and signal processing.

Integrating these two businesses will require significant time, effort, and expense, including aligning financial reporting systems, corporate governance protocols, internal controls, IT infrastructure, and personnel structures. In the near term, the integration process may result in unexpected liabilities, diversion of key personnel, disruption to customer or counterparty relationships, loss of institutional knowledge, or failure to maintain employee morale and productivity.

Further, management’s focus on integration efforts may limit its ability to effectively oversee existing operations or capitalize on new opportunities, particularly within BioSig’s legacy healthcare segments. If the integration is not executed successfully, the combined company may fail to realize anticipated synergies or strategic objectives, which could impair the company’s competitive position, lead to inefficiencies, and negatively impact financial performance and stockholder value. In addition, operational disruptions or delays in integrating key business functions, including regulatory compliance and financial reporting, could increase the risk of material weaknesses or delay future capital-raising efforts.

Reliance on contingent Exchangeable Shares and related exchange rights could restrict liquidity and complicate capital structure management.

Following the Share Exchange, Streamex shareholders hold Exchangeable Shares which are convertible into BioSig common stock only after requisite shareholder consents are secured. Until these consents are obtained, Exchangeable Shares may be illiquid or subject to heightened trading restrictions, limiting the ability of holders to monetize their positions. Additionally, BioSig has the right to redeem Exchangeable Shares held by third-party shareholders once outstanding shares fall below certain thresholds or upon a “US Parent Control Transaction,” which may force sales into potentially thin markets at unfavorable valuations. Such redemptions are noncash in nature, as they are settled through the delivery of BioSig common stock rather than cash consideration.

This structure introduces complexities for capital planning and balance sheet liquidity. The dual-tranche nature of convertible equity may frustrate alignment between public and private shareholders, complicate financial forecasting, and amplify market speculation around dilution or replay ratios. Uncertainty or perceived inequities in the exchange and retraction mechanics may impair stockholder trust, depress trading volume, and constrain our ability to use equity as currency for future capital or transaction initiatives.

The success of the combined company depends in part on retaining key personnel of Streamex.

The future performance and growth of the combined company following the Share Exchange Transaction will depend in significant part on the continued service and contributions of Streamex’s key management, technical, and operational personnel, including its co-founders, executive officers, blockchain engineers, and product development team. These individuals possess deep institutional knowledge of Streamex’s platform architecture, strategic partnerships, regulatory roadmap, and gold tokenization framework—insights that are not easily replaceable and are critical to the successful execution of Streamex’s business model within BioSig.

There can be no assurance that these key employees will remain with the combined company after the consummation of the Share Exchange Transaction. Integration-related uncertainties, changes in compensation or incentive structures, cultural misalignment, or divergent corporate priorities may increase the risk of attrition. Moreover, the demand for experienced talent in the blockchain and digital asset industries remains highly competitive, and the Company may be unable to match compensation or opportunity expectations to retain top personnel.

The loss of any of Streamex’s key executives or personnel could delay product development, hinder regulatory engagement, disrupt strategic planning, and impair the operational continuity of the digital asset platform. Even if replacement candidates can be identified, onboarding and transition costs could be substantial and may not yield equivalent institutional knowledge or capabilities.

If Streamex is unable to retain critical members of its team, or if such personnel become disengaged or less effective during the integration process, the combined company’s ability to realize the anticipated benefits of the Share Exchange Transaction could be materially and adversely affected.

Regulatory authorities may not agree with our conclusion that the Share Exchange should be accounted for as a business combination using the acquisition method with BioSig as the accounting acquirer or with our assessment that BioSig was not a “shell company” prior to the transaction, which could subject us to additional regulatory burdens, restatements, and limitations on future capital raising.

We currently intend to account for the Share Exchange between Streamex and BioSig as a business combination using the acquisition method with BioSig as the accounting acquirer. Consequently, the historical financial statements of BioSig will serve as the continuing financial statements of the combined entity for all periods prior to the acquisition date, while Streamex’s identifiable assets and liabilities will be measured at fair value on the acquisition date and any excess of consideration over the fair value of those net assets will be recognized as goodwill. However, the determination of accounting acquirer status under U.S. GAAP is judgmental and depends on facts and circumstances, including the relative size, management composition, and control of the post-combination entity.

Further, if the SEC or another regulator ultimately concludes that Streamex—not BioSig—is the accounting acquirer, or that the share-exchange should be treated as a reverse recapitalization. In such a case, Streamex’s historical financial statements would become the continuing financial statements of the combined company, and BioSig would be treated as the acquired entity for accounting purposes. No goodwill or other intangible assets would be recorded, as this type of transaction is considered a capital-raising event rather than a business combination under ASC 805. Reclassification of the transaction as a reverse recapitalization could materially change our financial statement presentation and may lead to delays in our registration process, restatements of prior-period financials, and increased auditor and regulatory scrutiny.

Additionally, although BioSig has historically operated a medical device business, there is a risk that the SEC may characterize it as a “shell company” under Rule 405 of the Securities Act due to the nature of the transaction and its financial profile at the time of the Share Exchange. The SEC has recently taken an expansive view of what constitutes a “shell” in transactions involving private companies entering public markets via reverse mergers. If BioSig were deemed to have been a shell company, the combined company would be treated as a “former shell company,” triggering significant regulatory consequences.

Among other things, we would be ineligible to use short-form registration statements on Form S-3 for at least 12 months, would be limited in our ability to rely on Rule 144 for the resale of restricted securities, and would be classified as an “ineligible issuer” for three years—precluding use of forward incorporation in registration statements and other streamlined communication tools. These limitations could restrict our ability to raise capital efficiently, affect the liquidity of our securities, and impose additional disclosure burdens on our registration statements. In addition, stockholders may face extended holding periods, resale limitations, and potential underwriter liability under Rule 145(d) or Rule 144(i).

If the SEC disagrees with our accounting or regulatory position, the consequences could include delays in our filings, restatements, inability to rely on certain exemptions or safe harbors, or the imposition of further compliance obligations. Any of the foregoing could adversely affect our operations, reputation, access to capital markets, and the market value of our securities.